EXHIBIT 10.12

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     AGREEMENT dated as of August 21, 1998 between BIG CITY BAGELS, INC., a New York corporation with offices at 99 Woodbury Road, Hicksville, New York 11801 ("Employer"), and MARK WEINREB, 151 Bristol Drive, Woodbury, New York 11797 ("Executive").

     WHEREAS, Employer and Executive entered into a three-year employment agreement on January 1, 1996, which will terminate on December 31, 1998 (the "1996 Agreement"); and

     WHEREAS, Employer believes that Executive provides unique management services for Employer and wishes to retain the continued services of Executive as its Chairman of the Board and Chief Executive Officer; and

     WHEREAS, Employer and Executive have reached an understanding with respect to the extension of Executive's employment with the Company for an additional one-year period from the present December 31, 1998 date of termination of the 1996 Agreement; and

     WHEREAS, Employer and Executive desire to evidence their agreement in writing and to provide for the continued employment of Executive by Employer on the terms set forth herein.

     IT IS AGREED:

     1. The 1996 Agreement is hereby amended and restated as set forth herein effective as of August 1, 1998 ("Effective Date").



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     2.  Employment  and  Duties.   Employer  hereby  agrees  to  the  continued
employment of Executive in an executive capacity as Chairman of the Board and Chief Executive Officer of Employer and its subsidiaries, with such duties and authority as appertain to such office and such additional duties and authority as may be reasonably be assigned to Executive by the Board of Directors of Employer from time to time, provided that the nature of such duties and authority shall be consistent with the duties, authority and executive position of Executive hereunder. Executive hereby accepts such employment and shall use Executive's best efforts to promote the interests of Employer and devote
Executive's full business time to the performance of Executive's duties hereunder during the Term set forth in paragraph 3 of this Agreement.

     3. Term of Employment. The term of this Agreement ("Term") commenced as of the Effective Date and shall continue until December 31, 1999 unless terminated earlier as provided in paragraph 6 of this Agreement.

     4. Compensation and Benefits.

                  (a) Salary. As compensation for Executive's services hereunder and subject to the power of the Board of Directors to increase Executive's compensation and award Executive bonuses in its absolute discretion, during the Term, Employer shall pay Executive a salary at the rate of $200,000 per annum. All salary to Executive shall be paid in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer, but not less than monthly.

                  (b) Expenses. Employer shall reimburse Executive for all reasonable expenses incurred by Executive in the performance of Executive's duties hereunder and necessary business expenses incurred by Executive including Executive's use of a cellular phone, upon Executive's submission to Employer of appropriate receipts and reports evidencing such expenses in accordance with Employer's normal practice and policy.



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                  (c)  Vacation.  Executive  shall be entitled to three weeks of paid vacation during the period commencing on the Effective Date and ending December 31, 1998, and six weeks of paid vacation during the following calendar year.

                  (d) Insurance. Executive shall be entitled to such medical, dental, pension and other benefits and perquisites no less favorable than such as are afforded to any other senior executive of Employer, subject to applicable waiting periods and other conditions. Employer also shall reimburse Executive, or pay directly upon presentation of bills for same by Executive (i) long-term disability insurance and (ii) life insurance insuring the life of Executive in the amount of $1,000,000; provided, however, that the premiums paid by Employer for the insurance policies set forth in (i) and (ii), above, shall not exceed $7,000 per annum (prorated for the partial year August 1, 1998 through December 31, 1998). These policies shall be owned by Executive and the beneficiary(ies) of these insurance policies shall be designated by Executive.

                  (e) Car Allowance. Employer also shall provide Executive with a suitable automobile for the exclusive use of Executive and shall pay the insurance, maintenance and other costs associated with the use and operation of such automobile.

                  (f) Stock Options. On August 13, 1998, the Board of Directors granted to Executive options ("Options") to purchase 100,000 shares of Common Stock under Employer's 1998 Performance Equity Plan at a price equal to the last sale price of the Common Stock on the trading date immediately preceding the date of grant. These Options shall be evidenced by a Stock Option Agreement of even date herewith between Employer and Executive.

     5. Place of Employment. The duties of Executive provided for herein shall require performance primarily at the principal executive office of Employer in Hicksville, New York, or such other location in the counties of Nassau and Suffolk to which the principal executive offices of Employer may be relocated from time to time, although Executive shall undertake such occasional travel,


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within or without the United States, as is or may be reasonably necessary in the interests of Employer.

     6. Protection of Confidential Information and Non-Competition.

                  (a) Executive agrees that Executive's services hereunder are of a special, unique and extraordinary character, and that Executive's position with Employer places him in a position of confidence and trust with franchisees, investors in franchisees and employees of Employer. Executive acknowledges that the business of Employer is carried on throughout several states of the United States and that it is the intention of Employer to continue to expand the geographic area in which Employer engages in its business and marketing efforts. Executive further acknowledges that in the course of rendering services to
Employer, Executive has obtained and will obtain knowledge of confidential information and trade secrets of Employer (such as, without limitation, business, marketing and advertising plans and strategies for Employer and its franchisees, budgets, information regarding recipes, menus, proprietary products, vendors, wholesale accounts and potential investors in Employer and franchises).

                  (b) Executive agrees that during the Term and at any other time thereafter, Executive shall not divulge to anyone (other than Employer or any persons designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer, including, without limitation, all types of financial and tax information, trade secrets, business strategies or marketing, advertising and promotional plans, information regarding recipes, menus and potential investors. Executive further agrees that during the Term and at any other time thereafter, Executive shall not make use of, nor permit to be used, any notes, memoranda, specifications, programs, data, information or other materials of any nature whether oral or written relating to any matter within the scope of the business of Employer or concerning any of its dealings or affairs otherwise than for the benefit of Employer, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of Employer.



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                  (c)  Executive  agrees  that while  Executive  is  employed by
Employer and for a two-year period after the termination of Executive's employment with Employer for any reason other than a breach of Employer's obligations hereunder, Executive shall not, directly or indirectly, (i) employ or seek to employ any persons employed by Employer or by any franchisee, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment thereat, or (ii) establish, engage in or become economically interested in, as an employee, consultant, agent, owner, partner, co-venturer, principal, stockholder or otherwise (hereinafter referred to as "Involvement"), any business specializing in whole or in part in operating any food service business, store or facility which is principally engaged in the sale of the same or similar food and/or similar proprietary products sold by Employer or franchisees of Employer unless such Involvement is limited to a business which operates not more than three retail stores, none of which are located within fifteen miles of a retail store operated by Employer or its franchisees. Mere passive ownership of stock representing 5% or less of the capital stock of a publicly-held company shall not be deemed a violation of this paragraph.

                  (d) If Executive commits or is about to commit a breach of any of the provisions of paragraphs 6(b) or (c) above, Employer shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach will cause irreparable injury to Employer.

     7. Termination.

                  (a) The duties, obligations, limitations and restrictions imposed upon Executive or assumed by him hereunder are subject to the performance by Employer of all its material obligations hereunder.



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                  (b)  Employer  agrees that  Executive  shall not be in default with respect to the performance of Executive's obligations hereunder and Employer may not terminate this Agreement as a result of such default unless:
(i) there has been a material breach thereof (defined as "cause" for purposes of the Stock Option Agreement referred to in paragraph 4(f)), (ii) Employer shall have given written notice thereof to Executive specifying such material breach with reasonable particularity, and (iii) within thirty days after Executive shall have received such notice, Executive shall not have cured such material breach or, within such time, shall not have taken reasonable steps to cure such breach and shall not have diligently proceeded thereafter to eliminate it.

     The following matters, and only the following matters, shall be deemed a material breach for purposes of this paragraph 7(b):

                           (i) The conviction of Executive, by a court of competent jurisdiction and after all appeal procedures have been exhausted or have expired, or entry of a guilty or nolo contendere plea of a crime which constitutes a felony in the jurisdiction involved;

                           (ii)  Executive's   willful  failure  or  refusal  to
         perform Executive's duties and responsibilities hereunder in accordance with the reasonable directions of the Board of Directors of Employer;

                           (iii) Executive's commission of an act of embezzlement, fraud or dishonesty which results in a loss, damage or injury to Employer or which adversely affects the business of Employer; or

                           (iv) Executive's willful failure to comply with Executive's obligations under paragraphs 6(a) or (b) of this Agreement.

                  (c) In the event that the Board of Directors of Employer, in good faith, determines that Executive is totally incapacitated from performing



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his duties, by reason of illness, accident or any physical or mental incapacity, and such total incapacity continues for a period of one hundred eighty (180) consecutive days, Employer may terminate Executive's employment upon giving Executive thirty days notice thereof. Employer shall continue to pay Executive or his guardian or conservator, as the case may be, the full amount of the annual salary that Executive was then receiving pursuant to paragraph 4 hereof through the end of the sixth complete calendar month following the month in which employment is terminated pursuant to this paragraph 7(c), and shall continue to cover Executive, his spouse and dependents during such period under all medical and other benefit plans (including the insurance specified in paragraph 4(d)) which were in effect at the time of Executive's death. The aggregate of any and all salary payable pursuant to this paragraph shall be reduced by an amount equal to the aggregate of payments received by Executive by reason of any (i) compulsory disability law; (ii) worker's compensation law;
(iii) any disability income insurance policy, the premiums for which have been paid by Employer; or (iv) any disability plan maintained by Employer for its employees, the premiums for which have been paid (in whole or in part) by Employer.

                  (d) In the event of the death of Executive, Executive's employment shall terminate and thereupon Employer shall be obligated to pay to Executive's surviving spouse Executive's annual salary through the end of the sixth complete calendar month following the month in which said death occurred and shall continue to cover Executive's surviving spouse and dependents during such period under all medical and other benefit plans which were in effect at the time of Executive's death. Such payment shall be made monthly to Executive's surviving spouse at any address designated by such surviving spouse. If Executive has no surviving spouse, then such installments shall be paid to any other person theretofore designated by Executive in writing to Employer or, failing such designation, to Executive's estate.

                  (e) If (i) Employer shall (A) terminate Executive's employment hereunder in any manner or for any reason other than as provided in paragraphs 7(b), (c) or (d) or (B) fail to renew Executive's employment for at least one successive year upon scheduled expiration of this Agreement upon the same terms



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and  conditions  with the exception of clause (i)(B) of this  sentence,  or (ii)
Executive shall elect to terminate his employment with Employer for "Good Reason" (defined below), then Executive shall be paid upon such termination or scheduled expiration, as the case may be, a lump sum cash payment of $200,000 ("Cash Payment"). In addition, if Employer has terminated Executive's employment hereunder in any manner or for any reason other than as provided in paragraphs 7(b), (c) or (d), Employer shall maintain, at its cost, through the end of the Term, medical and dental benefits comparable to that which Executive was receiving prior to termination and all additional insurance provided to Executive in paragraph 4(d) plus the car allowance provided to Executive in paragraph 4(e) ("Non-Cash Payment" and, together with Cash Payment, the "Termination Payment"). Executive shall be under no duty to mitigate damages. As used herein, "Good Reason" shall mean: (i) Executive's authority, duties, job title or position of responsibility, or the nature of Executive's duties or the scope of his responsibilities, is materially diminished, and that diminution is not corrected by the Company within 15 days after written notice from Executive describing the diminution alleged to constitute Good Reason; (ii) the nature and conditions of Executive's employment are materially changed so as not to be those normally associated with an officer holding the title of Chairman and Chief Executive Officer of a company, and that change is not corrected by Employer within 15 days after written notice from Executive describing the change alleged to constitute Good Reason; (iii) the material breach by Employer of any other provision of this Agreement, including but not limited to, the taking of any action by Employer which would deprive Executive of any benefit set forth in paragraph 4, if Employer fails to remedy that breach within 15 days after written notice from the Employee describing the acts alleged to constitute that breach; (iv) failure of Executive to be nominated for election to the Board at any time when his term of office as a director expires during the Term of the Agreement; or (v) relocation of Executive's place of employment to a location outside of the County of Nassau or Suffolk. Notwithstanding the foregoing, it shall not be considered Good Reason if Executive himself causes any of the situations described in clauses (i) through (v) to occur.

                  (f) In the event that Executive becomes entitled to the Termination Payment, if any portion of the Termination Payment will be subject to the tax ("Excise Tax") imposed by Section 4999 of the Internal Revenue Code



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of 1986, as amended ("Code"), Employer shall pay Executive at the time specified in paragraph 7(e), an additional amount ("Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Termination Payment and any federal, state and local income tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Termination Payment. For purposes of determining whether the Termination Payment will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by Executive in connection with Executive's termination of employment (whether pursuant to the terms of this Agreement, the Stock Option Agreement or any other plan, arrangement or agreement with Employer, any person whose actions result in a change in control or any person affiliated with Employer or such person) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by Employer's independent auditors and acceptable to Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code, (ii) the amount of the Termination Payment which shall be treated as subject to the Excise Tax shall be equal to the lesser of
(A) the total amount of the Termination Payment or (B) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) (after applying clause (i), above, and after deducting any excess parachute payments in respect of which payments have been made under paragraph 7(e)), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by Employer's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of Executive's residence on the date of termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to Employer at the time that the


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amount of such reduction in Excise Tax is finally  determined the portion of the
Gross-Up Payment attributable to such reduction plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment, the existence or amount of which cannot be determined at the time of the Gross-Up Payment), Employer shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                  (g) Upon termination of his employment, Executive shall promptly return all of Employer's property to Employer.

                  (h)   Notwithstanding   any  termination  of  his  employment,
Executive's obligations to Employer pursuant to paragraph 6 of this Agreement shall survive such termination.

     8. Life Insurance. Executive agrees that Employer shall have the right to continue to maintain key-person life insurance on Executive's life, at Employer's sole expense and with Employer as the sole beneficiary thereof. Executive shall cooperate fully with Employer in obtaining such life insurance, sign any necessary consents, applications and other related forms or documents and take any required medical examinations. Employer agrees that upon termination of Executive's employment for any reason whatsoever, Employer shall transfer ownership of any such insurance policies to Executive upon Executive's payment to Employer of the accumulated cash value of such policies, if any, and a pro rata portion of any prepaid premiums.

     9. Indemnification. Employer agrees to indemnify Executive and hold him harmless for the consequences of all acts and decisions made by him in good faith while performing services for Employer. Employer shall use Employer's best efforts to obtain coverage for Executive under any insurance policy now in force or hereafter obtained during the Term of this Agreement, covering the officers and directors of Employer against lawsuits. Employer agrees to pay all expenses,


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including  attorneys' fees and disbursements,  actually and necessarily incurred by Executive in connection with the defense of any such action, suit or proceeding, and in connection with any related appeals, and also shall pay the cost of any resulting judgments or settlements.

     10. Reimbursement of Expenses. In the event of any claims, litigation or other legal proceedings that Executive institutes to enforce his rights under, or to recover damages for breach of this Agreement, or Executive is involved in any litigation or other legal proceeding to defend the validity of this Agreement, Executive shall be reimbursed by Employer within thirty (30) days after delivery to Employer of statements for the costs incurred by Executive in connection with the analysis, defense and prosecution thereof, including reasonable attorneys' fees and expenses; provided, however, that Executive shall reimburse Employer for all such costs if it is determined by a non-appealable final decision of a court of law that Executive shall have acted in bad faith with the intent to cause material damage to Employer in connection with any such claim, litigation or proceeding.

     11. Assignment. This Agreement is a personal contract and Executive may not sell, transfer or assign his rights, interests and obligations hereunder. Any assignment contrary to this paragraph shall be null and void of no force and effect. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, Employer shall have no further liability for payments hereunder.

     12. Entire Understanding; Governing Law. This Agreement and the Stock Option Agreement executed simultaneously herewith represent the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings. This Agreement shall be governed by, and construed in accordance with, the internal laws of New York (without regard to principles of conflicts of law).



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     13. Modification.  This Agreement may not be amended,  modified,  canceled, discharged,  extended or changed except by an agreement in writing signed by the
party   against  whom   enforcement   of  any  such   amendment,   modification,
cancellation, discharge, extension or change is sought.

     14. Headings. Paragraph headings contained in this Agreement are for convenience of reference only and shall not be considered a part of this Agreement.

     15. Severability. If any provision or if any part of any provision of this Agreement is found to be unenforceable, illegal or contrary to public policy by a court of competent jurisdiction, the parties agree that this Agreement shall remain in full force and effect except for such provision or part of any such provision held to be unenforceable.

     16. Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when delivered in person, by overnight courier (e.g., FedEx), or by registered or certified mail, return receipt requested, in all cases the notice shall be deemed effective on the date of receipt, addressed to Executive at Executive's then current home address and, in the case of Employer, addressed to Employer at its offices, 99 Woodbury Road, Hicksville, New York 11801. Either party may change the address to which notices are to be addressed by notice in writing given to the other in accordance with the terms hereof.

     17.   Counterparts.   This  Agreement  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.



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     IN WITNESS  WHEREOF,  Employer has by its  appropriate  officer signed this
Agreement and Executive has signed this Agreement as of the day and year first above written.

                                             /s/ Mark Weinreb
                                             __________________________________
                                                     MARK WEINREB


                                             BIG CITY BAGELS, INC.


                                           /s/ Howard J. Fein
                                       By:_____________________________________
                                          Howard J. Fein
                                          Chief Financial Officer and
                                          Assistant Secretary


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